    As Filed With the Securities and Exchange Commission on August 4, 1998

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)


              Delaware                                 33-0102707
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


               16815 Von Karman Avenue, Irvine, California 92606
            (Address of Principal Executive Offices)     (Zip Code)

                           -------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
        INCENTIVE STOCK OPTION AND NONQUALIFIED STOCK OPTION PLAN - 1994
               INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                    AND RESTRICTED STOCK PURCHASE PLAN - 1991
                         LEHRBERG EMPLOYMENT AGREEMENT
                           (Full titles of the plans)

                            ------------------------

                      Christopher J. Kilpatrick, President
                         Interplay Entertainment Corp.
                            16815 Von Karman Avenue
                            Irvine, California 92606
                    (Name and address of agent for service)

                                 (949) 553-6655
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Nick E. Yocca, Esq.
                               K.C. Schaaf, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                               Page 1 of 9 Pages
                            Exhibit Index on Page 8

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================

                                              Proposed Maximum     Proposed Maximum
   Title Of Securities     Amount To Be        Offering Price     Aggregate Offering      Amount of
    To Be Registered      Registered/(1)/        Per Share              Price          Registration Fee
=======================================================================================================
   Common Stock,
   $0.001 par value      3,871,247 shares           (2)              $22,588,809 (2)        $6,664
=======================================================================================================

   (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Employee Stock Purchase Plan (the "Purchase Plan"), the Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan"), the Incentive Stock Option and Nonqualified Stock Option Plan-1994 (the "1994 Plan"), the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991 (the "1991 Plan"), the Employment Agreement, dated December 1, 1991, as amended (the "1991 Employment Agreement"), and the Employment Agreement, dated March 28, 1994, by and between the Registrant and Richard S.F. Lehrberg, as amended (the "1994 Employment Agreement," and collectively with the 1991 Employment Agreement, the "Lehrberg Employment Agreement").

   (2) In accordance with Rule 457(h), the aggregate offering price of 1,962,972 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1991 Plan, the 1994 Plan, the 1997 Plan and the Lehrberg Employment Agreement is based upon the per share exercise price of such options, the weighted average of which is approximately $4.75 per share. With respect to the remaining 1,708,275 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1991 Plan, the 1994 Plan and the 1997 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on July 29, 1998, which was $7.0625 per share. For the purposes of the 200,000 shares of Common Stock to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $6.00, or 85% of $7.0625, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents are incorporated herein by reference:

         (a) The Company's Registration Statement on Form S-1 (Registration No. 333-48473) as filed with the Securities and Exchange Commission (the "Commission") on March 23, 1998, as amended;

         (b) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company maintains liability insurance for its officers and directors.

         In addition, the Company's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 8.  Exhibits.
-----------------

  The following exhibits are filed as part of this Registration Statement:

  Number                         Description
  ------                         -----------

   4.1 Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.2 Form of Stock Option Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.4 Incentive Stock Option and Nonqualified Stock Option Plan-1994 (the "1994 Plan") (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.5 Form of Nonqualified Stock Option Agreement pertaining to the 1994 Plan (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.6 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991 (the "1991 Plan") as amended (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.7 Form of Incentive Stock Option Agreement pertaining to the 1991 Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.8 Form of Nonqualified Stock Option Agreement pertaining to the 1991 Plan (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.9         Employee Stock Purchase Plan (incorporated by reference to
               Exhibit 10.10 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   4.10        Employment Agreement between the Company and Richard S.F.
               Lehrberg, dated December 1, 1991, as amended.

   4.11        Employment Agreement between the Company and Richard S.F.
               Lehrberg, dated March 28, 1994, as amended (incorporated by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

   5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

  23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

  23.2         Consent of Arthur Andersen LLP, independent auditors.

  24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 4th day of August, 1998.


                         INTERPLAY ENTERTAINMENT CORP.



                    By:            /s/ BRIAN FARGO
                       -------------------------------------------------
                       Brian Fargo
                       Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned directors and officers of Interplay Entertainment Corp., do hereby constitute and appoint Brian Fargo and Christopher J. Kilpatrick, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Title                             Date
       ---------                           -----                             ----
   /s/ BRIAN FARGO
_______________________________
       Brian Fargo                Chairman of the Board of Directors      July 31, 1998
                                  and Chief Executive Officer
                                  (Principal Executive Officer)

 /s/ CHRISTOPHER J. KILPATRICK
_______________________________
Christopher J. Kilpatrick         President and Director                  July 31, 1998


 /s/ JAMES C. WILSON
_______________________________
     James C. Wilson              Chief Financial Officer                 July 31, 1998
                                  (Principal Financial and
                                  Accounting Officer)

 /s/ RICHARD S.F. LEHRBERG
_______________________________
    Richard S.F. Lehrberg         Executive Vice President and            July 30, 1998
                                  Director

       Signature                  Title                    Date
       ---------                  -----                    ----



 /s/ MARK PINKERTON
-------------------------
     Mark Pinkerton           Director                             July 30, 1998


 /s/ CHARLES S. PAUL
-------------------------
     Charles S. Paul          Director                             July 31, 1998


 /s/ PAUL A. RIOUX
-------------------------
     Paul A. Rioux            Director                             July 28, 1998


 /s/ DAVID R. DUKES
-------------------------
     David R. Dukes           Director                             July 31, 1998

                                 EXHIBIT INDEX


                                                                     Sequential
  Number                         Description                         Page Number
  ------                         -----------                         -----------

    4.1    Amended and Restated 1997 Stock Incentive Plan (the
           "1997 Plan") (incorporated by reference to Exhibit
           10.1 to the Company's Registration Statement on Form
           S-1, Registration No. 333-48473).

    4.2    Form of Stock Option Agreement pertaining to the 1997
           Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1,
           Registration No. 333-48473).

    4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit
           10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    4.4    Incentive Stock Option and Nonqualified Stock Option
           Plan-1994 (the "1994 Plan") (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    4.5 Form of Nonqualified Stock Option Agreement pertaining to the 1994 Plan (incorporated by reference to Exhibit
           10.5 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    4.6    Incentive Stock Option, Nonqualified Stock Option and
           Restricted Stock Purchase Plan-1991 (the "1991 Plan") as amended (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1,
           Registration No. 333-48473).

    4.7 Form of Incentive Stock Option Agreement pertaining to the 1991 Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1,
           Registration No. 333-48473).

    4.8 Form of Nonqualified Stock Option Agreement pertaining to the 1991 Plan (incorporated by reference to Exhibit
           10.8 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    4.9 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    4.10 Employment Agreement between the Company and Richard S.F. Lehrberg, dated December 1, 1991, as amended.

    4.11 Employment Agreement between the Company and Richard S.F. Lehrberg, dated March 28, 1994, as amended (incorporated by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

    5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.



   23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

   23.2    Consent of Arthur Andersen LLP, independent auditors.

   24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).